Exhibit 99.1

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC. ANNOUNCES SECOND QUARTER FISCAL 2015

FINANCIAL RESULTS AND LITIGATION UPDATE

RENO, NV – Feb. 4, 2015 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced financial results for the second quarter of fiscal year 2015 and a litigation update.

Revenue for the second quarter ended December 31, 2014 was $1.3 million, while operating loss from continuing operations totaled $11.0 million.

“Our litigation and licensing efforts proceeded this quarter, as we continue to invest in realizing the value of our patent portfolio,” said Mark Thompson, interim chief financial officer. “Patent and licensing expenses increased $1.5 million over the first quarter primarily due to an increase in legal fees in Europe and costs associate with FRAND and competition matters related to the UK and Germany patent enforcement actions for our LTE patents. This was offset by a decrease of $3.0 million in G&A expenses over the first quarter as the first quarter included several one time expenditures related to the evaluation of strategic options and executive compensation.”

On a GAAP basis, net loss for the second quarter ended December 31, 2014 was $11.0 million, or $0.10 per share, compared with a net loss of $12.1 million, or $0.11 per share, in the first quarter ended September 30, 2014.

Simultaneously, the company announced a litigation progress update for shareholders.

“Unwired Planet has substantial value in its intellectual property portfolio, and we are executing on our strategy to generate licensing revenue from infringing parties. We look forward to our upcoming court calendar to further our goals,” said Phil Vachon, chairman of the board.

Unwired Planet Announces Financial Results

For more information on the company’s litigation update please visit the company’s blog at http://www.unwiredplanet.com/unwired-planet-blog/.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its second quarter fiscal 2015 and litigation update. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 888-428-9473 or 719-325-2491 (international). A replay of the conference call will be available for one week (February 11), beginning at 5:00 p.m. PT on February 4 by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820, access code: 7507621.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplanet.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Unwired Planet Announces Financial Results

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and related recognition of revenue, litigation strategy and prospects and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

Unaudited

	December 31, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$73,770	$93,877
Short-term investments	31,742	40,068
Restricted cash	254	378
Prepaid and other current assets	806	666

Total current assets	106,572	134,989
Property and equipment, net of accumulated depreciation	165	187
Long-term investments	—	11,745
Initial direct licensing costs, net of current portion	1,771	2,061
Debt issue costs and other assets, net	1,170	1,459

Total assets	$109,678	$150,441

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,183	$1,181
Fee share obligation	—	12,850
Deferred revenue	5,005	5,005
Accrued liabilities	1,237	1,577
Accrued legal expense	5,657	4,054
Accrued compensation and related	682	605
Accrued restructuring costs	—	254

Total current liabilities	14,764	25,526
Fee share obligation, net of current portion	—	7,182
Deferred revenue, net of current portion	26,064	28,566
Long term note payable	27,703	25,693
Other long term liabilities	228	403

Total liabilities	68,759	87,370

Commitments and Contingencies (See Note 8)
Stockholders’ equity:
Preferred stock, $ 0.001 par value; 5,000 shares authorized and zero outstanding	—	—
Common stock, $ 0.001 par value; 1,000,000 shares authorized and 112,072 and 112,115 issued; and 112,031 and 111,657 outstanding at December 31, 2014 and June 30, 2014, respectively	112	111
Treasury stock, 41 and 458 shares at December 31, 2014 and June 30, 2014, respectively	(41)	(884)
Additional paid-in capital	3,243,855	3,243,756
Accumulated other comprehensive income	8	24
Accumulated deficit	(3,203,015)	(3,179,936)

Total stockholders’ equity	40,919	63,071

Total liabilities and stockholders’ equity	$109,678	$150,441

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Net revenue	$1,252	$—	$2,503	$—

Operating costs and expenses:
Patent licensing expenses	9,143	5,743	16,725	10,546
General and administrative	2,132	1,359	7,204	3,143
Restructuring and other related costs	—	—	2	—

Total operating costs and expenses	11,275	7,102	23,931	13,689

Operating loss from continuing operations	(10,023)	(7,102)	(21,428)	(13,689)

Interest income	22	27	46	70
Interest expense	(1,060)	(899)	(2,077)	(1,782)
Other income, net	23	449	312	803

Loss from continuing operations	(11,038)	(7,525)	(23,147)	(14,598)

Discontinued operations:
Income from discontinued operations, net of tax	80	232	68	119

Net loss	$(10,958)	$(7,293)	$(23,079)	$(14,479)

Basic and diluted net loss per share from:
Continuing operations	$(0.10)	$(0.07)	$(0.21)	$(0.14)
Discontinued operations	—	—	—	—

Net loss	$(0.10)	$(0.07)	$(0.21)	$(0.14)

Weighted average shares outstanding basic and diluted	111,901	109,141	111,813	105,631

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

Unaudited

	Six Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(23,079)	$(14,479)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52	47
Stock-based compensation	981	910
Non-cash restructuring charges	2	2
Amortization of premiums on investments, net	55	69
Realized loss on sale of investments	—	81
Gain on change in fair value of consultant incentive award obligation	(316)	(795)
In-kind interest payments on notes payable	1,857	1,627
Amortization of debt discount and issuance costs	220	155
Changes in operating assets and liabilities:
Accounts receivable	—	88
Initial licensing costs	311	—
Prepaid assets, deposits, and other assets	(148)	(231)
Accounts payable	1,002	(1,593)
Fee share obligation	(20,032)	—
Accrued liabilities	1,481	(417)
Deferred revenues	(2,502)	—
Accrued restructuring costs	(256)	(341)
Restricted cash	333	17,251

Net cash provided by (used in) operating activities	(40,039)	2,374

Cash flows from investing activities:
Purchases of property and equipment	(30)	(51)
Purchases of investments	—	(68,333)
Proceeds from sales and maturities of investments	20,000	17,107

Net cash provided by (used in) investing activities	19,970	(51,277)

Cash flows from financing activities:
Proceeds from rights offering issuance of common stock	—	12,500
Proceeds from exercise of stock options	78	1,446
Payment of debt and equity issuance costs	—	(1,467)
Purchase of treasury stock	(116)	(126)

Net cash provided by (used in) financing activities	(38)	12,353

Net decrease in cash and cash equivalents	(20,107)	(36,550)
Cash and cash equivalents at beginning of period	93,877	47,613

Cash and cash equivalents at end of period	$73,770	$11,063

Non-cash investing and financing activities:
Retirement of treasury stock	$959	$—
Obligation to financial consultant for equity issuance costs	—	175
Unpaid debt and equity issuance costs	31	65

Total non-cash investing and financing activities	$990	$240

Other non-cash items:

Common stock issued to satisfy liability for issuance costs	$—	$1,000

Unwired Planet Announces Financial Results

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968